                                                                   Exhibit 10.16


AGREEMENT

         This Agreement (the "Agreement") is made and entered into as of January ____, 2004 by and between OneSource Information Services, Inc., a Delaware corporation (the "Company"), and _______________________ (the "Employee").

RECITALS

A. The Company considers it consistent with the best interests of the Company's stockholders to foster the continuous at-will employment of key management personnel and recognizes that the possibility of a change of control of the Company may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders.

B. The Company desires to provide members of the Company's management, including the Employee, with an incentive to continue their respective at-will employment and to maximize the value of the Company upon a change of control for the benefit of the Company's stockholders.

In consideration of the foregoing, the mutual covenants set forth herein and the continued employment of the Employee, the parties agree as follows:

        1. Definitions. As used in this Agreement, the following terms shall have meanings set forth herein:

        (a) A termination for "Cause" means a termination of the Employee's employment by the Company for one or more of the following reasons:

                (i) the substantial and continuing failure or refusal of the Employee, after notice thereof, to perform his or her job duties and responsibilities (other than failure or refusal resulting from incapacity due to physical disability or mental illness);

                (ii) disloyalty, gross negligence, willful misconduct, or breach of fiduciary duty to the Company;

                (iii) the commission of an act of embezzlement, misappropriation or fraud;

                (iv) deliberate disregard of the rules or policies of the Company which results in direct or indirect material loss, damage or injury to the Company;

                (v) the unauthorized disclosure of any confidential, proprietary and/or trade secret information of the Company or its customers;

                (vi) the commission of an act which constitutes unfair competition with the Company or which induces any customer or supplier to break a contract with the Company;

                (vii) the material breach of any written agreement between the Employee and the Company, including, but not limited to, the Employment and Confidentiality Agreement between the Employee and the Company; or

                (viii) the conviction, or plea of nolo contendere, by the Employee of a felony.

        (b)     "Change of Control" means:

                (i) a transaction or series of transactions resulting in a "person" (as such term is used in Sections 13(d) and 14 (d) of the Securities Exchange Act of 1934 (the "Exchange Act")), becoming the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of more than 50% of (A) the outstanding shares of common stock of the Company or (B) the combined voting power of the Company's then-outstanding securities; or

                (ii) a merger, consolidation, business combination or other reorganization to which the Company is a party (except one in which the holders of the outstanding capital stock of the Company immediately prior to such merger, consolidation, business combination or other reorganization continue to hold at least a majority of the capital stock and voting power of the surviving entity thereafter); or

                (iii) a sale of all or substantially all of the assets of the Company when the assets are sold as a going concern.

         (c) "Change of Control Effective Date" means the date of effectiveness of a Change of Control.

         (d) A termination for "Good Reason" means a termination of the Employee's employment by the Employee following the occurrence of any of the following events without the Employee's written consent:

                (i) a reduction in the Employee's then-current base salary or bonus target (other than in connection with a salary adjustment or bonus target adjustment generally applicable to similarly situated senior management employees); or

                (ii) any failure to offer the Employee the kind or level of benefits offered to similarly situated senior management employees; or

                (iii) a significant diminution in the Employee's duties or responsibilities which results in the assignment of the Employee to a position inconsistent with the Employee's substantive area of expertise and experience; or

                (iv) the relocation of the Employee's primary business location to a location greater than 35 miles from the Employee's then-current primary business location; or

                (v) the failure to pay the Employee any portion of his or her current base salary, bonus or other deferred compensation within five (5) days of the date such compensation is due, based upon the payment terms currently in effect.

         (e) "Permanent Disability" means that (i) the Employee has been incapacitated by bodily injury or disease so as to be prevented thereby from engaging in the performance of the Employee's duties, (ii) such incapacity has continued for a period of six consecutive months, and (iii) such incapacity will, in the opinion of a qualified physician, be permanent and continuous during the remainder of the Employee's life.

         2. Severance Benefits Upon Termination After a Change of Control. If at any time within twelve (12) months after the Change of Control Effective Date or on or within three (3) months prior to the Change of Control Effective Date, Employee's employment is terminated either (i) by the Company for any reason other than for Cause or the Employee's Permanent Disability or death or
(ii) by the Employee for Good Reason, (such events of termination referred to herein as an "Involuntary Termination"), the Company shall pay or provide the Employee with the following:

                (i) all base salary and accrued but unused vacation up to and through the date of Involuntary Termination shall be paid in accordance with the Company's normal payroll payment practices as currently in effect; and

                (ii) (a) if the Involuntary Termination occurs on or before the 180th day following the Change of Control Effective Date, severance from the Company in an amount equal to the sum of (A) the Employee's then-current monthly base salary, multiplied by 12, (B) the average annual bonus awarded to the Employee over the three (3) years prior to the Change of Control Effective Date, and (C) an amount equal to the matching contribution paid by the Company to his or her account under the Company's 401(k) Plan for the calendar year immediately preceding the date of such Involuntary Termination, which severance shall be paid as a lump sum within thirty (30) days of such Involuntary Termination; or (b) if the Involuntary Termination occurs after the 180th day but on or before the 270th day following the Change of Control Effective Date, severance from the Company equal to the Employee's then-current monthly base salary, multiplied by nine
         (9), which severance shall be paid as a lump sum within thirty (30) days of such Involuntary Termination; or (c) if the Involuntary Termination occurs after the 270th day but on or before the 365th day following the Change of Control Effective Date, severance from the Company equal to the Employee's then-current monthly base salary, multiplied by six (6), which severance shall be paid as a lump sum within thirty (30) days of such Involuntary Termination.

                (iii) payment of Employee's health and dental insurance from the date of the Employee's termination through the 12-month anniversary of the Change of Control Effective Date (pro-rated for any partial month), provided the Employee elects to continue such health and dental insurance in accordance with the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"); and

                (iv) continuation of coverage under the Company's life and disability insurance plans, if any, to the extent permitted by applicable law and the terms and conditions of such plans, until the 12-month anniversary of the Change of Control Effective Date; provided, however, that in the event such continuation of coverage is not so permitted, the Employee acknowledges and agrees that he or she shall not be entitled to any payments in lieu thereof.

         The Company's obligation to provide the payments as set forth in this
Section 2 shall be subject to, and conditioned upon, the Employee's prior execution of a full release of claims in form reasonably satisfactory to the Company, providing for, among other things, the release of the Company, its directors, officers, shareholders, employees and agents, and its and their respective successors and assigns from any claims arising from or relating to the Employee's employment or severance from employment with the Company (and/or its successors and assigns), including any claims arising from this Agreement through the date of such release.

         The Employee shall not be required to mitigate the amount of any payment to be paid or provided in this Section 2 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided by this
Section 2 be reduced by any compensation earned by the Employee as a result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Employee to the Company, or otherwise.

         3. Noncompetition. The Employee agrees that, upon and subject to the Employee's receipt of the payments and benefits set forth above, (x) for a period of twelve (12) months following an Involuntary Termination that occurs on or before the 180th day following the Change of Control Effective Date; or
(y) for a period of nine (9) months following an Involuntary Termination that occurs after the 180th day but on or before the 270th day following the Change of Control Effective Date; or (z) for a period of six (6) months following an Involuntary Termination that occurs after the 270th day but on or before the 365th day following the Change of Control Effective Date (such period described in (x), (y) or (z), as applicable, referred to herein as the "Noncompete and Nonsolicit Period"), the Employee shall not, anywhere in the United States, have any Business Relationship (as defined below) with any entity, including, but not limited to, any corporation, partnership, limited liability company, sole proprietorship, joint venture or unincorporated business (whether or not for profit) (such entity, a "Business"), which has products and services that are being sold or provided that are competitive with the products and services of the Company planned or being sold or provided by the Company as of the date of the Involuntary Termination. The Employee will be deemed to have a "Business Relationship" with a Business if the Employee (a) owns, manages, operates, joins or is employed by the Business, (b) is a director, member, agent, shareholder, owner or partner of the Business, (c) acts as a consultant or advisor to the Business, or (d) controls or participates in the ownership, management or operation of the Business; provided, however, that nothing herein shall prevent the Employee from acquiring, solely as an investment through market purchases, (i) less than 5% of the outstanding equity securities of any corporation that are registered under the Exchange Act and that are publicly traded, or (ii) shares or interests in any public or private mutual fund; provided that the Employee is not part of any control group of such corporation or mutual fund.

         4. Nonsolicitation. Upon and subject to the Employee's receipt of the payments and benefits set forth in Section 2, during the Noncompete and Nonsolicit Period, the Employee will not, directly or indirectly, (a) solicit or do business with any entity that at such time is, or at any time in the 3-month period prior to such time had been, a customer of the Company, or (b) solicit, recruit, influence, entice or encourage any person who at such time is, or who at any time in the 3-month period prior to such time had been, an employee of, or consultant to, the Company to cease or curtail his or her relationship therewith.

         5. Equitable Relief. The Employee acknowledges that the Company's remedies at law for breach of the provisions of Section 3 or Section 4 of this Agreement would be inadequate, and, in recognition thereof, the Employee agrees that, in the event of such breach, in addition to any remedies at law it may have, the Company, without posting any bond, shall be entitled to seek equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction, or any other equitable remedy that may be available to it.

         6. At-Will Employment. The Employee acknowledges and agrees that this Agreement does not in any way modify or limit the at-will nature of the Employee's employment with the Company. Nothing in this Agreement should be taken as a limit on payments that may be made to the Employee or as a guarantee of continued employment, a specific term of employment and/or a contract of employment, and at all times either the Employee or the Company may terminate the Employee's employment with the Company at any time, for any or no reason, and with or without prior notice.

         7. Withholding; Taxes. All payments made by the Company under this Agreement shall be subject to and reduced by any federal, state and/or local taxes or other amounts required to be withheld by the Company under any applicable law.

         8.     Assignment and Expiration of Agreement.

         (a) The Employee acknowledges and agrees that this Agreement is personal to the Employee and the Employee may not assign any rights or delegate any obligations or duties hereunder; provided that this Agreement shall inure to the benefit of and be enforceable by the Employee and his or her personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees.

         (b) This Agreement, and the rights and obligations of the Company hereunder, shall inure to the benefit of, and shall be binding upon, any successor or assign of the Company or all or substantially all of the business and/or assets of the Company (whether direct or indirect, by merger, purchase, consolidation, operation of law or otherwise) and may be assigned by the Company to any entity that shall succeed to the business and assets of the Company. As used in this Agreement, "Company" shall mean the Company as defined herein and any successor to the Company or its business and/or assets as aforesaid.

         (c) This Agreement will expire in its entirety if a Change of Control occurs and Employee's employment with the Company is not terminated within twelve (12) months of the date thereof.

         9. Governing Law. The Employee and the Company agree that this Agreement shall be interpreted in accordance with and governed by the laws of the Commonwealth of Massachusetts, without regard to any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation to the substantive law of another jurisdiction.

         10. Entire Agreement. This Agreement shall supersede all prior, concurrent and/or contemporaneous arrangements, whether written or oral, regarding the subject matter of this Agreement; provided, however, that this Agreement is not intended to and shall not affect, limit or terminate the Employment and Confidentiality Agreement between the Employee and the Company.

         11. Acknowledgements. The Employee acknowledges that he or she is not relying and has not relied on any promise, representation or statement made by or on behalf of the Company which is not set forth in this Agreement. The Employee recognizes and agrees that the enforcement of Section 3 and Section 4 of this Agreement is necessary to ensure the preservation, protection and continuity of the Company's business, trade secrets and goodwill, and as such, the Employee agrees that the restrictions set forth in such sections are reasonable as to time and scope.

         12. Severability. If any one or more of the provisions (or any part thereof) of this Agreement shall be declared invalid, illegal or unenforceable to any extent by a court of competent jurisdiction, then the application of such provision in such circumstances shall be modified to permit its enforcement to the maximum extent permitted by law, and both the application of such portion or provision in circumstances other than those as to which it is so declared invalid, illegal or unenforceable and the remainder of this Agreement shall not be affected thereby, and each of the remaining provisions (or any part thereof) shall be valid and enforceable to the fullest extent permitted by law.

         13. Waiver; Modification; Amendment. No waiver of any provision of this Agreement shall be effective unless made in writing and signed by the party against whom enforcement of the waiver is sought. Any written waiver shall operate only as to specific term or condition in the specific instance waived. This Agreement may be modified or amended only by a written instrument signed by the Employee and the Company.

         14. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.



[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


COMPANY:

OneSource Information Services, Inc.


By:
   ---------------------------------------
Name:
Title:



EMPLOYEE:




---------------------------------
Name: